ARVANA INC. (FORMERLY TURINCO) ESTABLISHES EUROPEAN BASE WITH THE ACQUISITION OF HALLOTEL GMBH

VANCOUVER – August 24, 2006 - Sir John Baring, Bt., chairman of Arvana Inc. (OTCBB: ARVI) ("Arvana"), a corporation focused on developing IP-based telephony services on a global basis, today announced that Arvana has successfully closed the acquisition of Hallotel Deutschland GmbH.

The purchase price was five million Euros, satisfied by a cash payment of 500,000 Euros, the issuance of 3,541,700 restricted common shares of Arvana and a promissory note for 250,000 Euros to be paid within 60 days.

Hallotel, a company based in Frankfurt, Germany, was established in August, 2000 and is a telecommunications service provider currently focused on the provision of long distance telephone calls between Germany, Austria, Switzerland and Turkey. Hallotel has an established subscriber base with revenues approaching 4 million US dollars in 2005. Hallotel’s switching facilities and agreements with incumbent carriers enable its customers to make calls between cities in Germany, Russia, and Turkey at highly attractive rates. As an example, members of the Turkish community living in Germany who make frequent calls to their families and friends in Turkey find the Hallotel service particularly attractive.

The services currently provided by Hallotel primarily comprise:

  Carrier Pre-Select, a service that allows the customer to route all their outgoing calls through Hallotel’s inexpensive carrier partners;

  Call by Call Pre-Select, which is essentially the same but allows the user to select Hallotel for specific calls;

  Wholesale Carrier Services, where Hallotel terminates long distance telephone traffic from these wholesale carriers in Germany and Turkey; and

  Calling Cards, which Hallotel already distributes through a network of resellers in Austria and Germany. Hallotel markets these cards with promotional offers and calling rates that are particularly attractive for those customers that call Turkey frequently. All Hallotel calling cards are prepaid.

Arvana plans to deploy its telephony technology in Germany as part of its acquisition of Hallotel. "With the addition of the Arvana VoIP and billing platform, we now plan to offer a variety of new services in many new countries across the region," said Teyfik Ozcan, General Manager of Hallotel, and now Vice-President, Europe & Middle East for Arvana.

The acquisition of Hallotel is a key step in Arvana’s growth strategy, providing it with an established base from which to deliver its advanced telephony services across the countries of Europe and the Middle East.

About Arvana Inc.

Arvana Inc. operates through Arvana Networks and its subsidiaries and plans to service the growing international demand for Internet telephony solutions by providing inexpensive long distance and international phone calls

Forward-Looking Statements

A number of statements contained in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including timely development, and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions and the ability to secure additional sources of financing. When used in this press release, words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Arvana believes that the expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. A key factor that could cause actual results to differ materially from those described in these forward-looking statements is the inability of Arvana to obtain the financing necessary to achieve its business plans. Key facts that could result in actual results Arvana encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-KSB, Form 10-QSB and Form 8-K. Arvana's public filings may be viewed at www.sec.gov. These public filings include additional risk factors that could cause actual results to differ materially from those described in any forward-looking statements.

Contact

Arvana Inc. Vancouver, Canada

Iain Drummond

604-684-4691 (office)

604-727-1767 (cell)

iain.drummond@arvana.net